UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 15, 2008

Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	261739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a Special Meeting of Stockholders of Macrovision Solutions Corporation (“Macrovision”) held on July 15, 2008, Macrovision’s stockholders approved the 2008 Equity Incentive Plan (the “Equity Incentive Plan”) and the 2008 Employee Stock Purchase Plan (the “ESPP”). The Equity Incentive Plan and ESPP were previously adopted by Macrovision’s Board of Directors on June 9, 2008, subject to stockholder approval. Macrovision will no longer make award grants under the Gemstar-TV Guide 2007 Long-Term Incentive Plan and, except with respect to award grants made to Macrovision’s chief executive officer, Macrovision will no longer make award grants under the Macrovision Corporation 2000 Equity Incentive Plan. The ESPP will replace the Macrovision Corporation 1996 Employee Stock Purchase Plan, but will not affect the continuation of the final offering period of the 1996 ESPP that commenced in February 2008, if applicable, under the terms of that plan.

The Equity Incentive Plan, which will be administered by the Compensation Committee of the Board of Directors, allows for the award of stock options and stock awards (including restricted stock, restricted stock units, stock appreciation rights, performance shares and similar types of equity awards) to employees (other than Macrovision’s chief executive officer), consultants, independent contractors and non-employee members of the Board of Directors. Subject to adjustment resulting from any change of Macrovision’s common stock (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting Macrovision’s common stock) the total number of shares available for issuance under the Equity Incentive Plan is 14,300,000 shares of common stock. No awardee may be granted, in any calendar year, options or other stock awards covering more than 1,500,000 shares of common stock.

The ESPP, which will be administered by the Compensation Committee of the Board of Directors allows for employees, including Macrovision’s executive officers and employee directors, to purchase common stock through payroll deductions of up to $25,000 in a calendar year. Shares of common stock are purchased under the ESPP Plan at a discount equal to 85% of the fair market value of Macrovision’s common stock of the lesser of the closing selling price of a share of Macrovision common stock, as reported on Nasdaq, on the first day of the offering period or on the last day of the applicable purchase period within the offering period. Subject to adjustment resulting from any change of Macrovision’s common stock (through a stock dividend, subdivision, consolidation or similar change affecting Macrovision’s common stock) the total number of shares available for issuance under the ESPP is 7,500,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solutions Corporation
(Registrant)

Date: July 21, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel

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